THIS CONSULTING AGREEMENT made as of the 30th day of September, 2001.


A M O N G:


     STORAGE @CCESS TECHNOLOGIES INC., a corporation incorporated under the laws of the Yukon Territory

     (hereinafter called the "Company")



                                                 OF THE FIRST PART;
     - and -

     SUTCLIFFE & ASSOCIATES,
     partnership formed
     under the laws of Ontario]

     (hereinafter called the "Consultant")



                                                 OF THE SECOND PART;

     - and -

     IAN SUTCLIFFE, of the Town of Unionville, in the Province of Ontario
     (hereinafter called "Sutcliffe")

                                                 OF THE THIRD PART.



     WHEREAS the Company is in the business of providing data storage, access and management services (the "Business");

     AND WHEREAS the Consultant has applied to the Company to provide management and other services for and on behalf of the Company with respect to the Business and the Company desires to engage the Consultant to provide such management and other services upon the terms and conditions herein contained;

     NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:




                                  ARTICLE 1
                       DEFINITIONS AND INTERPRETATION

1.1 As used in this agreement, the following words and phrases shall have the following meanings, respectively:

        (a) "Affiliate" has the same meaning as is ascribed thereto in the Business Corporations Act (Ontario);

        (b) "arm's length" has the same meaning as is ascribed thereto in the Income Tax Act (Canada);

        (c) "Board of Directors" means the board of directors of the Company from time to time; and

          Exhibit 10.2



        (d) "Business Day" means any day other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario or the State of Florida.

1.2	The division of this agreement into Articles, Sections and
Subsections and the insertion of headings is for convenience of reference only and shall not affect the interpretation or construction of this agreement.

1.3	In this agreement, the use of the singular number shall include the plural and vice versa. The use of gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate or politic, an association or any other form of incorporated or unincorporated organization or entity.

1.4	When calculating the period of time within which or following which any act is to be done or step taken pursuant to this agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

1.5	Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.


                                  ARTICLE 2
                             CONSULTING SERVICES

2.1	The Company hereby agrees to engage the Consultant and, by its execution hereof, the Consultant hereby agrees to be so engaged and to serve the Company on the terms and conditions herein contained.

2.2	The Consultant may at any time and from time to time designate such employee or employees of the Consultant, acceptable to the Company, to be engaged by the Consultant for the performance of the services to be rendered by the Consultant under the terms of this agreement for the benefit of the Company. Such employee or employees being hereinafter referred to as the "Designated Employee", which term shall include the plural.

2.3	The Consultant hereby designates a designated employee to provide the management and other services required to be provided hereunder to the Company and the Company hereby accepts such designation. The Consultant hereby specifically agrees that it shall employ Sutcliffe and appoint him as the Designated Employee to provide the management and other services hereunder and the Consultant further acknowledges that the Company is entering into this agreement with the Consultant on the specific condition and representation that Sutcliffe shall always be available as a Designated Employee.

2.4	The Consultant agrees to employ the Designated Employee as its employee and otherwise provide to the Company management and other services upon the terms set forth herein.

2.5	Subject to the exclusive authority of the Board of Directors over the management of all aspects of the business and affairs of the Company, the Consultant agrees to cause the Designated Employee to, and the Designated Employee hereby agrees to render management and other services to the Company to effect the evaluation and implementation of necessary changes in respect of the ordinary and usual business and affairs of the Company. Without limiting the generality of the foregoing, the initial tasks are anticipated to be in the nature of preserving the Company treasury until sales are proven, reducing unnecessary overhead expenses, evaluating the Company's current business model, refocusing value propositions, rigorously managing the Company's sales process and incurring expenses only insofar as necessary to support initial sales. In rendering their services hereunder, the Consultant and the Designated Employee shall have all the power and authority necessary to render such services. Notwithstanding the foregoing, the Consultant and the Designated Employee shall not, in connection with the rendering of their services hereunder, enter into any agreement, commitment or arrangement with or pay any fees or other amounts to any person not dealing at arm's length with the Consultant and the Designated Employee without first disclosing the nature of such relationship to the Board of Directors and obtaining its express written approval of such agreement, commitment, arrangement or payment.

          Exhibit 10.2



2.6	The Board of Directors of the Company may from time to time
determine any changes to, additions to, or deletions from the Consultant's services required hereunder and the Designated Employee's responsibilities, duties and authority as reflected in this agreement.

2.7	Except as expressly permitted below, during the term of this agreement, including any renewal thereof, the Consultant shall cause the Designated Employee to, and the Designated Employee shall devote his entire working time and attention to the business and affairs of the Company and shall faithfully and diligently serve and endeavour to further the interests of the Company. Throughout such term, the Consultant shall cause the Designated Employee not to, and the Designated Employee agrees not to enter into the services of or be employed in any capacity or for any purpose whatsoever by any person other than the Consultant and/or the Company and the Consultant shall cause the Designated Employee not to, and the Designated Employee shall not engage in any business, enterprise or undertaking other than hereunder without the prior written consent of the Board of Directors. Notwithstanding the foregoing, nothing herein shall be construed so as to prevent Sutcliffe from carrying out his duties as a member of the board of directors of a not for profit Ontario sports club approximately several hours per month; provided further that nothing in this agreement shall be construed so as to prevent the Consultant or the Designated Employee from making investments of a strictly passive nature so long as the undertaking forming the subject matter of any such investment is not competitive with the business or undertaking from time to time carried on by the Company and provided further that such investments, when considered together, are not of a type or in an amount such as would conflict with the timely and efficient performance by the Consultant or the Designated
Employee of their duties hereunder.


                                  ARTICLE 3
                       TERM AND TERMINATION OF AGREEMENT

3.1	The engagement of the Consultant by the Company hereunder shall be for an initial term of three months commencing on the date hereof, unless such engagement is sooner terminated in accordance with the provisions of
Section 3.2 or Section 3.3. The parties agree that any extension of the initial term of this agreement shall only occur upon the mutual agreement of the parties hereto and any extension shall be upon such terms and conditions as the Company, the Consultant and the Designated Employee may then agree upon.

3.2	The Company may terminate this agreement at any time without cause by providing written notice to the Consultant and the Designated Employee, and the Consultant's engagement shall terminate immediately upon receipt of such notice, provided, however, that the Company shall have no obligation to make any other payments to the Consultant and/or the Designated Employee, including without limitation, pay in lieu of notice, termination pay or severance pay of any kind.

3.3	The Consultant may terminate this agreement by providing the
Company, at any time, with written notice equal to the number of days remaining in the month in which such notice is given, and the Consultant's engagement shall terminate on the last day of such month.
In such event, the Company shall be obligated to pay the Consultant any compensation owed to the Consultant through the end of the month in which such notice is given. For greater certainty, if the Consultant provides written notice of termination on November 5, 2001, the Consultant would be obligated to render services up to and including December 31, 2001 and would be entitled to retain the full installment of US $75,000 received on November 1, 2001.


                                  ARTICLE 4
                        COMPENSATION AND BENEFITS


4.1	In consideration for the management and other services rendered in accordance with this agreement, the Company shall pay fixed remuneration to the Consultant in the amount of US Seventy-Five Thousand Dollars (US $75,000) on each of October 1st, 2001, November 1st, 2001 and January 1st, 2002 provided the Consultant is employed on these dates. Services are provided to the Boca Raton Office and Fees will not be subject to GST.

          Exhibit 10.2



4.2 The Consultant shall be solely responsible for paying compensation to the Designated Employee during the term of this agreement in respect of the services provided to the Company on behalf of the Consultant by the Designated Employee, except as expressly provided herein.

4.3	The Consultant shall be solely responsible for all expenses in connection with the Consultant's engagement hereunder, including without limitation all travel and accommodation expenses incurred by the Designated Employee, and the Company shall not be liable in any way for the aforementioned expenses, unless the Board of Directors has given prior written authorization or approval of such expenses.

4.4	The Company shall have the right and shall deduct from all payments required to be made by it to the Consultant pursuant to this agreement all amounts which are required to be withheld or deducted from the amounts so payable pursuant to any and all applicable federal, provincial or other governmental statutes, regulations, rules, by-laws or other directives.
The Consultant agrees that it shall deduct from all payments required to be made by it to the Designated Employee all amounts which are required to be withheld or deducted from the amounts so payable pursuant to any and all applicable federal, provincial or other governmental statutes, regulations, rules, by-laws or other directives. The Consultant agrees that it shall indemnify and save the Company fully harmless from any loss, damages, expenses, payments, costs or liabilities of any nature whatsoever, arising from the failure by the Consultant to properly withhold, deduct and remit amounts required to be so withheld, deducted or remitted by it pursuant to this Section 4.5.

4.5	No employee of the Consultant, whether the Designated Employee or otherwise, shall be deemed to be an employee of the Company. Nothing herein contained shall be construed so as to create a partnership or joint venture between the Company and the Consultant or to give the onsultant any proprietary interest in the Business of the Company and neither party hereto shall be liable for the debts or obligations of the other.

                               ARTICLE 5
              CONFIDENTIALITY AND NON-COMPETITION COVENANTS

5.1	The Consultant and the Designated Employee acknowledge that in the course of carrying out, performing and fulfilling their obligations to the Company hereunder, they will have access to and will be entrusted with confidential information and trade secrets relating to the present and contemplated services, marketing techniques, procedures, products, suppliers, services, business, customers and clients of the Company, the disclosure of any of which confidential information and trade secrets to competitors of the Company or the general public would be highly detrimental to the best interests of the Company. The Consultant and the Designated Employee further acknowledge that the right to keep secret such confidential information and trade secrets constitutes a proprietary right of the Company which the Company is entitled to protect. The Consultant and the Designated Employee covenant and agree with the Company that they shall hold all such confidential information and trade secrets in a fiduciary capacity and solely for the benefit of the Company and that they shall not disclose, divulge or otherwise communicate, in any manner whatsoever during the term of this agreement or during the period of five consecutive years immediately following its termination, any of such confidential information or trade secrets to any person nor shall the Consultant or the Designated Employee, during the term of this agreement or during the period of five consecutive years immediately following its termination, directly or indirectly, use such confidential information and trade secrets for any purpose other than in furtherance of the business of the Company nor shall they, during the term of this agreement or during the period of five consecutive years immediately following its termination, directly or indirectly, disclose, divulge or otherwise communicate in any manner whatsoever or use for any purpose, other than for the purposes of the Company, information relating to the private affairs of the Company or any other information of a confidential nature which they may acquire during the term of this agreement with respect to the business and affairs of the Company.

5.2	Any discoveries, improvements and/or inventions of any character pertaining to the industry in which the Company is engaged in or coming within the scope of the business of the Company conceived, made or developed by the Consultant or the Designated Employee while engaged by the Company, whether or not conceived, made or developed during regular working hours, or whether or not the Consultant or the Designated
Employee was specifically instructed to make or develop the same, or whether made solely by them or jointly or in common with others during the term of this agreement, shall be for the sole and exclusive benefit of

          Exhibit 10.2



the Company and shall be considered to have been made under and by virtue of this agreement and shall immediately become the sole and exclusive property of the Company. The Consultant and the Designated Employee shall assign, set over and transfer to the Company their entire right, title and interest in and to any and all such discoveries, ideas and suggestions, improvements and/or inventions referred to herein and the Consultant and the Designated Employee agree to execute and deliver to the Company any and all such instruments and documents as may be necessary or desirable to accomplish such assignment and transfer and to perfect the title in the matters so assigned or transferred to the Company.

5.3	The Company acknowledges that the intellectual property assets listed in Schedule A (the "Consultant's Intellectual Property") were made or developed prior to the Consultant's engagement with the Company and are owned by the Consultant. Notwithstanding anything contained in Section 5.2, the Consultant's Intellectual Property shall at all times be and remain the sole and exclusive property of the Consultant. Neither the Consultant nor the Designated Employee shall restrict the use of the Consultant's Intellectual Property by the Company in any way and the Company is hereby granted a non-exclusive perpetual licence from the Consultant to use such Consultant's Intellectual Property for its own use; provided, however, that the Company shall have no right to transfer or assign the Consultant's Intellectual Property to any third party.

5.4	The Consultant and the Designated Employee covenant and agree with the Company that they shall not, at any time during a period of one year following the termination of this agreement for any reason whatsoever either directly or indirectly in any manner or capacity whatsoever:

        (a) solicit any person with whom the Company or any Affiliate has had business relations as of the date of termination of this agreement or at any time during the period of six consecutive months immediately preceding such date of termination or endeavour to entice away from the Company or any Affiliate thereof any such person or otherwise interfere with the relationship between such person and the Company or any Affiliate thereof; or

        (b) offer employment to or endeavour to entice away from the Company or any Affiliate thereof any person who is employed by the Company or any Affiliate thereof at the date of termination of this agreement hereunder or interfere in any way with the employer/employee relations between such employee and the Company or any Affiliate thereof.

5.5	The Consultant and the Designated Employee agree that during the term of this agreement, and for a period of two years thereafter, they shall not, without the prior written consent of the Board of Directors, directly or indirectly, whether for compensation or not, and whether as principal, agent, officer, director, employee, consultant or in any other capacity, alone or in association with any person:

        (a) carry on or be engaged in any business within North America which is competitive with the business now or at any time during the term of this agreement being conducted by the Company or any Affiliate of the Company (a "Competitive Business"); or

        (b) be affiliated with, render services to, own, share in the earnings of, or invest in the shares, bonds or other securities of, any person engaged in a Competitive Business;

provided, however, that nothing herein shall be construed so as to prevent Sutcliffe from working with IBM on a world wide basis after termination of this agreement; and provided that nothing in this agreement shall preclude the Consultant and the Designated Employee from making investments of a strictly passive nature, so long as the undertaking forming the subject matter of any such investment is not in a Competitive Business and provided further that such investments, when considered together, are not of a type or in an amount such as would conflict with the timely and efficient performance by the Consultant and the Designated Employee of their duties to the Company hereunder; and provided that nothing in this agreement shall preclude the Consultant and the Designated Employee from purchasing or owning publicly traded stock of any corporation engaged in a Competitive Business if such stock is traded on a recognized stock exchange, so long

          Exhibit 10.2



as the Consultant's and the Designated Employee's [collective ] holdings therein do not exceed five percent (5%) of the issued and outstanding capital of the corporation in question.

5.6	The foregoing covenants of the Consultant and the Designated
Employee contained in this Article 5 are made by the Consultant and the Designated Employee acknowledging that, in the case of the Consultant, it is controlled by the Designated Employee, and that in the case of the Designated Employee, he is a director and officer of the Company, that they have specific knowledge of the affairs of the Company and that they are in a fiduciary position to it. The Consultant and the Designated Employee further acknowledge that the Company carries on or intends to carry on business throughout North America. In the event any clause or portion of any such covenants should be unenforceable or be declared in valid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of this agreement. The Consultant and the Designated Employee hereby acknowledge and agree that all restrictions contained in this agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Company are hereby waived by them.

5.7	Without limiting the remedies available to the Company at law or in equity, the Consultant and the Designated Employee acknowledge that damages at law will be an insufficient remedy to the Company in view of the irreparable harm which will be suffered if the Consultant and/or the Designated Employee violate any of the terms contained in this Article 5 and agree that the Company may apply for and have injunctive relief in any court of competent jurisdiction specifically to enforce any such covenants upon any breach or threatened breach thereof or otherwise specifically to enforce any such covenants and the Consultant and the Designated Employee hereby irrevocably waive all defences to the strict enforcement thereof by the Company.

5.8	The Consultant and the Designated Employee hereby agree that their obligations pursuant to the provisions of this Article 5 shall survive the termination of this agreement for the periods specified herein.


                                  ARTICLE 6
                          GENERAL CONTRACT PROVISIONS


6.1	In the event that any provision herein or part thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect. If in any judicial proceeding, any provision of this agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

6.2	Any and all previous agreements between the parties hereto relating to the engagement of the Consultant by the Company are hereby terminated and cancelled. This agreement constitutes the entire agreement between the parties hereto with respect to all of the matters herein set out and its execution has not been induced by nor do any of the parties hereto rely upon or regard as material any representation or writing not incorporated herein and made a part hereof. This agreement shall not be amended, altered or qualified except by an agreement in writing signed by both of the parties hereto.

6.3	All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery, by telefax or by mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

        (a)     to the Company at:

                Storage @ccess Technologies Inc.
                4800 North Federal Highway
                Building A-200
                Boca Raton, Florida
                U.S.A.   33431

                Attention:      Eric Pinkney

                Facsimile:      ____________________

          Exhibit 10.2



        (b)     to the Consultant and the Designated Employee at:

                16 Stonehedge Hollow
                Unionville, Ontario
                L3R 3Y9

                Facsimile:      905-415-8800

or at such other address as may be given by either of them to the other in writing from time to time, and such notices, requests, demands, acceptances or other communications shall be deemed to have been received when delivered, or, if telecopied, on the Business Day following the date of telecoping thereof, or, if mailed, five Business Days following the date of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received five Business Days following the resumption of normal mail service.

6.4	This agreement shall be governed by, and construed in accordance with, the laws of the State of Florida and the federal laws of the United States applicable therein without regard to the laws related to choice or conflicts of law.

6.5	All dollar amounts referred to in this agreement are expressed in
U.S. currency.

6.6	This agreement is not assignable by any of the parties hereto without the prior written consent of the others and, subject to the foregoing, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Designated Employee, his heirs, executors and administrators.

          Exhibit 10.2



6.7	Time shall be of the essence of this agreement and of every part hereof.






        IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.


SIGNED SEALED AND DELIVERED       ))   STORAGE @CCESS TECHNOLOGIES INC.
In the Presence of                ))
                                  ))   By: ______________________________
                                  ))   Name:
                                  ))   Title:
                                  )
                                  )
                                  )
                                  )    SUTCLIFFE & ASSOCIATES
                                  )
                                  )    By: ______________________________
                                       Name:
                                       Title:


__________________________             __________________________________
Witness                                IAN SUTCLIFFE

          Exhibit 10.2



                                 SCHEDULE A

                    CONSULTANT'S INTELLECTUAL PROPERTY


* Go-To-Market Roadmap Methodology - A methodology for developing channel strategies based on product development stage, sales cycle costs and customer buying behavior

* Relationship Selling Methodology - A methodology for building a relationship with targeted customers that is designed to put the company in control of the sale and provide the best value for the customer and for the company


* Blueprint Sales Process Methodology - A consultative sale process designed to develop value added solutions to solve customer problems and sell products and services to support the recommended solution

* Internet Marketing Methodology - A 6 step methodology for developing effective marketing plans for deployment through the Internet while integrating with traditional marketing plans and budgets







          Exhibit 10.2